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Capstone Companies, Inc. 431 Fairway Drive, Suite 200, Deerfield Beach, FL  33441
FOR IMMEDIATE RELEASE

Capstone Companies Announces First Quarter 2019 Financial Results and Conference Call

DEERFIELD BEACH, FL, May 2, 2019 – Capstone Companies, Inc. (OTC: CAPC) (“Capstone” or the “Company”), a designer, manufacturer and marketer of consumer inspired products that bridge technological innovations with today’s lifestyle, announced today that it will release its first quarter 2019 financial results after the close of financial markets on Wednesday, May 15, 2019.
The Company will host a conference call and webcast, in which President and Chief Executive Officer Stewart Wallach and Chief Financial Officer Gerry McClinton will review the Company’s financial results, as well as the Company’s strategy and outlook, followed by a question-and-answer session.
First Quarter 2019 Financial Results Conference Call
Thursday, May 16, 2019
10:30 a.m. Eastern Time
Phone: (201) 689-8562
Internet webcast link available at: www.capstonecompaniesinc.com
A telephonic replay will be available from 11:59 p.m. ET the day of the call until Thursday, May 23, 2019.  To listen to the archived call, dial (412) 317-6671 and enter conference ID number 13689611.  Alternatively, the archive of the webcast will be available on the Company’s website at www.capstonecompaniesinc.com, along with a transcript once available.

About Capstone Companies, Inc.
Capstone Companies, Inc. is a public holding company that engages, through its wholly-owned subsidiaries, Capstone Industries, Inc., Capstone Lighting Technologies, LLC, and Capstone International HK, Ltd., in the development, manufacturing and marketing of consumer products to retail channels throughout North America and international markets.

Visit www.capstonecompaniesinc.com for more information about the Company and www.capstoneindustries.com for information on our current product offerings.

For more information, contact:
Company:
Aimee Gaudet
Corporate Secretary
(954) 252-3440, ext. 313

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